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                                                                    Exhibit 99.1

[LOGO]
EQUIPMENT GROUP

                        Global Power Equipment Group Inc.
                    Reports First Quarter FY2003 EPS of $0.15

                  Gross Margins Remain Strong at 27.5 Percent,
                   Company Reaffirms Fiscal Year 2003 Guidance


TULSA, Oklahoma, April 28, 2003 - Global Power Equipment Group Inc. (NYSE: GEG), a leading design, engineering and fabrication firm providing a broad array of equipment and services to diversified global companies engaged in the power and process industries, today reported financial results for the first quarter ended March 29, 2003.

Global Power Equipment Group reported earnings of $6.9 million, or $0.15 per diluted share, on revenues of $77 million for the first quarter of fiscal 2003. This compares to net earnings of $15.2 million, or $0.33 per diluted share, on revenues of $203.5 million for the first quarter of fiscal 2002.

The Company's gross profit for the first quarter of 2003 totaled $21.2 million representing a 27.5 percent gross margin compared to a gross profit of $36.7 million and a gross margin of 18.0 percent in the first quarter of last year. The company continued to realize the benefit of higher margin jobs booked into backlog during better market conditions.

The Company generated EBITDA (earnings before income taxes, plus interest, depreciation and amortization) of $12.7 million for the first quarter of 2003, down approximately 53 percent from the $27.2 million recorded during the same period in 2002. The decrease in EBITDA was principally due to lower revenues that were partially offset by higher gross margins and reduced selling and administrative expenses.

The Company had cash and cash equivalents of $58.0 million on hand at the end of the first quarter of 2003, down $1.0 million from the level on hand at the end of 2002. Global Power Equipment Group's net debt to equity ratio at the end of the first quarter 2003 remained low at approximately 1.5 percent compared to
54.8 percent at the end of March 2002.

"Despite challenging market conditions in a number of geographies, our entire organization continues to perform exceptionally well," stated Larry Edwards, Global Power Equipment Group's president and chief executive officer. "As anticipated, our gross margins in the first quarter remained very strong for many of the same factors we cited in our previous quarter - the completion of jobs that were bid during more robust market conditions and we were able to shift our manufacturing to lower cost sources. We believe the benefit of these factors will diminish during the remainder of 2003. However, we will continue to remain profit-focused at every level within our organization."

Mr. Edwards also stated, "Although we are actively pursuing virtually every international opportunity, during the first quarter, most of our bookings into firm backlog originated inside the United States, including a three-unit HRSG order for a large U.S.-based energy and petrochemical producer. Besides China, where we recently received a number of both preliminary and firm awards

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                                               Global Power Equipment Group Inc.
                                            First Quarter 2003 Earnings - Page 2

in each of our business segments, the Middle East has become quite active. Globally, we have witnessed a rise in new power project inquiries and our bid activity has improved rather dramatically, albeit from a very low level."

At the end of the first quarter, the Company's firm backlog totaled $258 million compared to $275 million at the end of December 2002 and $487 million at the end of March 2002. Approximately 81 percent of the Company's bookings during the first quarter originated from projects inside the United States compared to approximately 71 percent during the first quarter of 2002.

Non-GAAP Financial Measure
The Company believes that EBITDA is a useful measure of evaluating its financial performance because of its focus on the Company's results from operations before interest, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles. However, EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies. A reconciliation of EBITDA to income before income taxes, as well as additional information concerning EBITDA, is included in the exhibits to this release.

Earnings Estimate
Based upon information management currently has evaluated, in conjunction with this release, management has left its previous fiscal year 2003 earnings guidance unchanged and establishes an estimate of second quarter 2003 earnings of approximately $0.08 per share on estimated revenues of $65 million.

About Global Power Equipment Group
Oklahoma based Global Power Equipment Group Inc. (NYSE: GEG) is a leading designer, engineer and fabricator of a comprehensive portfolio of equipment for gas turbine power plants and power-related equipment for industrial operations, with over 30 years of power generation industry experience. The Company's equipment is installed in power plants and in industrial operations in more than 40 countries on six continents and believes, in its product lines, it has one of the largest installed bases of equipment for power generation in the world. In addition, the Company provides its customers with value-added services including engineering, retrofit, maintenance and repair. Additional information about Global Power Equipment Group may be found at www.globalpower.com.

Statements contained in this release regarding the Company's or management's intentions, beliefs, expectations, or predictions for the future, including, but not limited to, those regarding anticipated operating results, are forward looking statements within the meaning of U.S. federal securities laws and are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected. Information concerning some of the factors that could cause actual results to differ materially from those in, or implied by, the forward looking statements are set forth under "Risk Factors" in the Company's Form 10-K for the period ending December 28, 2002, and other reports on file with the U.S. Securities and Exchange Commission.

Company Contact:
Bob Zwerneman
Director of Investor Relations
(918) 274-2398

                Global Power Equipment Group Inc., 6120 S. Yale,
                       Suite 1480, Tulsa, OK 74136 U.S.A.
                    Phone: 1-918 488-0828 FAX: 1-918 488-8389

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                                               Global Power Equipment Group Inc.
                                            First Quarter 2003 Earnings - Page 3

                        GLOBAL POWER EQUIPMENT GROUP INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                    (in thousands, except per share amounts)

                                                                      Three Months Ended
                                                                 -----------------------------
                                                                   March 29,       March 30,
                                                                     2003            2002
                                                                 -------------   -------------
Revenues                                                         $      77,026   $     203,527
Cost of sales                                                           55,808         166,799
                                                                 -------------   -------------
      Gross profit                                                      21,218          36,728
Selling and administrative expenses                                      9,464          10,411
Amortization expense                                                         -              44
                                                                 -------------   -------------
      Operating income                                                  11,754          26,273
Interest expense                                                           498           1,283
                                                                 -------------   -------------
      Income before income taxes                                        11,256          24,990
Income tax provision                                                     4,390           9,746
                                                                 -------------   -------------
      Net income available to common stockholders                $       6,866   $      15,244
                                                                 =============   =============

Basic income per common share

      Weighted average shares outstanding- basic                        43,988          43,953

           Net income available to common stockholders           $        0.16   $        0.35

Diluted income per common share

      Weighted average shares outstanding- diluted                      45,609          45,643

           Net income available to common stockholders           $        0.15   $        0.33

                Global Power Equipment Group Inc., 6120 S. Yale,
                       Suite 1480, Tulsa, OK 74136 U.S.A.
                   Phone: 1-918 488-0828 FAX: 1-918 488-8389

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                                               Global Power Equipment Group Inc.
                                            First Quarter 2003 Earnings - Page 4


                        GLOBAL POWER EQUIPMENT GROUP INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (in thousands)

                                                                               March 29,         December 28,
                                                                                 2003                2002
                                                                            --------------      --------------
ASSETS
Current assets:
    Cash and cash equivalents                                               $       58,031      $       59,042
    Accounts receivable, net of allowance of $1,949 and $1,775                      95,229              82,844
    Inventories                                                                      4,217               4,403
    Costs and estimated earnings in excess of billings                              31,878              62,289
    Deferred tax assets                                                             18,481              22,385
    Other current assets                                                             1,364               2,082
                                                                            --------------      --------------
          Total current assets                                                     209,200             233,045
Property, plant and equipment, net                                                  24,620              25,469
Deferred tax assets                                                                 63,226              64,803
Goodwill, net                                                                       45,000              45,000
Other assets                                                                         1,715               1,387
                                                                            --------------      --------------
          Total assets                                                      $      343,761      $      369,704
                                                                            ==============      ==============

LIABILITIES AND EQUITY
Current liabilities:
    Current maturities of long-term debt                                    $       12,536      $        5,423
    Accounts payable                                                                28,463              29,773
    Accrued compensation and employee benefits                                       5,145               9,301
    Accrued warranty                                                                19,724              19,460
    Billings in excess of costs and estimated earnings                              84,830             107,242
    Accrued income taxes                                                             4,633               9,471
    Other current liabilities                                                        3,692               4,417
                                                                            --------------      --------------
          Total current liabilities                                                159,023             185,087
Long-term debt, net of current maturities                                           47,522              54,650
Commitments and contingencies
Stockholders' equity
    Common stock                                                                       440                 440
    Paid-in capital deficit                                                        (28,316)            (28,321)
    Accumulated comprehensive income                                                 1,200                 822
    Retained earnings                                                              163,892             157,026
                                                                            --------------      --------------
          Total stockholders' equity                                               137,216             129,967
                                                                            --------------      --------------
Total liabilities and equity                                                $      343,761      $      369,704
                                                                            ==============      ==============

                Global Power Equipment Group Inc., 6120 S. Yale,
                       Suite 1480, Tulsa, OK 74136 U.S.A.
                    Phone: 1-918 488-0828 FAX: 1-918 488-8389

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                                               Global Power Equipment Group Inc.
                                            First Quarter 2003 Earnings - Page 5


                        GLOBAL POWER EQUIPMENT GROUP INC.
                      SUPPLEMENTAL STATISTICAL INFORMATION

                                 (in thousands)

                                                   Three Months Ended
                                              -----------------------------
                                                March 29,        March 30,
                                                  2003             2002
                                              ------------      -----------
Income before income taxes                       $ 11,256        $ 24,990
     Add back:
      Interest expense                                498           1,283
      Depreciation and amortization                   908             890
                                              -----------        --------
EBITDA (a)                                       $ 12,662        $ 27,163
                                              ===========        ========

(a) EBITDA, represents income before income taxes plus interest, depreciation and amortization. The EBITDA presented above, while considered the most common definition used by investors and financial analysts, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDA, while providing useful information, should not be considered in isolation or as an alternative to other financial measures determined under GAAP.